PLAN AND AGREEMENT OF MERGER
                  ----------------------------


     THIS PLAN AND AGREEMENT OF MERGER dated September 22, 2003, by and between STANFIELD EDUCATIONAL ALTERNATIVES, INC., a Florida corporation ("Stanfield") and NALC ACQUISITION, INC., a Florida corporation ("Subsidiary"), and NOR-AMERICAN LIABILITY CORPORATION, an Florida corporation ("NALC"), NALC and Subsidiary hereinafter being sometimes referred to as the "constituent corporations."

                      W I T N E S S E T H:

     WHEREAS, the Boards of Directors of Stanfield, Subsidiary and NALC deem the merger of NALC with and into Subsidiary on the terms herein set forth (the "Merger") to be desirable and in the best interests of their respective shareholders, and have adopted and approved this Plan and Agreement of Merger ("Agreement"); and

      WHEREAS, The Boards of Directors of NALC and Subsidiary have directed that this Agreement and the merger contemplated hereby be submitted to their respective shareholders for approval in accordance with the applicable laws of the State of Florida;

      WHEREAS, Stanfield, as the sole shareholder of Subsidiary, has approved this Agreement and the Merger contemplated hereby;

       NOW, THEREFORE, in consideration of the mutual covenants, agreements, warranties and representations contained in this Agreement and in order to consummate the transactions described above, Stanfield, Subsidiary and NALC agree as follows:

                            ARTICLE I

                           THE MERGER

      1.   Merger.   The parties agree that NALC shall be  merged  into
           ------
Subsidiary, as a single corporation, upon the terms and conditions of this agreement and that Subsidiary shall continue under the laws of the State of Florida as the Surviving Corporation (the "Surviving Corporation"), and they further agree as follows:

           (a) Articles of Incorporation.  The purposes, the registered
               -------------------------
agent, the address of the registered office, number of directors and the capital stock of the Surviving Corporation shall be as appears in the Articles of Incorporation of Subsidiary on file with the office of the Secretary of State of the State of Florida on the date of this Agreement. From and after the Effective Date and until further amended, altered or restated as provided by law, the Articles of Incorporation separate and apart from this Agreement shall be and may be separately certified as the Articles of Incorporation of the Surviving Corporation.

           (b) Amendment of Articles.  The Articles of Incorporation of
               ---------------------
Subsidiary, on the Effective Date, shall be amended by striking out all of the present Article I and substituting a new Article I, which shall read as follows: "The name of this corporation shall be Nor-American



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Liability  Corporation."  and such Articles as  amended  shall  be  the
Articles of the Surviving Corporation.

           (c) Bylaws.    The  Bylaws of Subsidiary in  effect  on  the
               ------
Effective Date shall be the Bylaws of the Surviving Corporation until they shall be altered, amended or repealed.

          (d) Directors.  The persons who upon the Effective Date shall
              ---------
constitute the Board of Directors of the Surviving Corporation shall be the persons constituting the Board of Directors of Subsidiary on the
Effective Date. If on the Effective Date any vacancy exists on the Board of Directors of the Surviving Corporation, that vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

           (e) Officers.  The persons who upon the Effective Date shall
               --------
constitute the officers of the Surviving Corporation shall be the persons constituting the officers of Subsidiary on the Effective Date.

     2.  Submission to Shareholders.  This Agreement shall be submitted
         --------------------------
to the shareholders of NALC for their consent and approval by October 2, 2003, or such later date as the Boards of Directors of NALC and Subsidiary shall mutually approve, and, if it is adopted and approved in accordance with the laws of Florida, as promptly as practicable thereafter, the fact that this Agreement has been adopted and approved as above provided shall be certified by their respective secretaries, and this Agreement and appropriate Articles of Merger shall be signed and acknowledged or sworn pursuant to the laws of Florida.

      3.  Effective  Date.  The Merger of  NALC into  Subsidiary  shall
          ----------------
become effective upon filing of the Articles of Merger with the State of Florida. The date on which the merger of NALC into Subsidiary becomes effective is referred to in this Agreement as the "Effective Date".

      4.  Effect  of  Merger.   On  the Effective  Date,  the  separate
          ------------------
existence of NALC shall cease and NALC shall be merged into Subsidiary in accordance with this Agreement, and the Surviving Corporation shall continue unaffected and unimpaired by the merger and shall possess all of the rights, privileges, powers, franchises, patents, trademarks, licenses and registrations, both of a public and private nature, and shall be subject to all the restrictions, disabilities and duties, of each of the constituent corporations so merged, and all the rights, privileges, powers, franchises, patents, trademarks, licenses, and registrations of each of the constituent corporations; and all property, real, personal and mixed, and all debts to either of the constituent corporations on whatever account as well as for stock subscriptions and all other things in action or belonging to each of the constituent corporations shall be vested in the Surviving Corporation; and all property, rights, privileges, powers, franchises, patents, trademarks, licenses and registrations and every other interest thereafter shall be effectively the property of the Surviving Corporation as they were of the respective constituent corporations, and the title to any real estate, whether vested by deed or otherwise in either of the constituent corporations under the laws of the State of Florida or the State of Indiana, or any other state where real estate may be located, shall not revert or in any way be impaired by reason of the merger, provided that all rights of creditors and all liens upon the property of any of the constituent corporations shall be preserved unimpaired; and all debts, liabilities and duties of the constituent corporations shall then attach to the Surviving Corporation and may be enforced against it to the same extent as if those debts,



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liabilities and duties had been incurred or contracted by it.

      5.  Conversion  Ratio.   The  manner  and  basis  converting  and
          -----------------
exchanging the shares of common stock of NALC shall be as follows:

                (a) Ratio. On the Effective Date, each share of common stock, no par value, of NALC issued and outstanding immediately before the Effective Date, except shares of NALC stock issued and held in the treasury of NALC ("NALC Stock"), by virtue of the Merger and without any action on the part of the holder of any share of NALC Stock, shall be converted into shares of Stanfield Stock (as defined below), based upon the following formula: for each share of NALC stock, 16 shares of Stanfield Stock shall be issued. Each share of NALC common stock issued and held in the treasury of NALC on the Effective Date shall be canceled and retired, and no Stanfield Stock shall be issuable with respect thereto.

      For all purposes of this Agreement, the term "Stanfield Stock" shall mean fully paid and nonassessable common stock of Stanfield, no par value per share, and all securities or property (including cash) issued or exchanged with respect thereto from and after the date of this Agreement upon any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to shareholders, or combination of such stock or any change in the capital structure of Stanfield. In the event of any such change, the number of shares of Stanfield Stock into which NALC Stock is to be converted pursuant to Section 5(a) hereof shall be appropriately adjusted.

                (b) Fractional Shares. No certificates or scrip representing fractional shares of Stanfield Common Stock shall be issued upon surrender for exchange of certificates representing NALC stock, no dividend or distributions of Stanfield shall be payable on or with respect to any fractional share, and any such fractional share interest will not entitle the owner thereof to vote or to any rights of the stockholders of Stanfield. In lieu of any such fractional share, Stanfield will pay to each holder of NALC Stock who otherwise would be entitled to receive a fractional share of Stanfield Common Stock an amount of cash determined by multiplying (i) the Stanfield Stock Value, by (ii) the fraction of a share of Stanfield Common Stock to which such holder would otherwise be entitled.

           (c) Subsidiary Stock.  The Merger shall effect no change  in
               ----------------
any of the shares of stock of Subsidiary, and none of its shares shall be converted as a result of the Merger.

     6.  Exchange of Certificates.
         ------------------------

      (a) Generally. As soon as practicable after the Effective Date, each holder of an outstanding certificate or certificates representing NALC stock shall surrender the same to Atlas Stock Transfer Corporation, (the "Transfer Agent"), and such holders shall be entitled upon such surrender to receive in exchange a certificate representing the number of shares of Stanfield Stock into which those shares of NALC stock previously represented by the certificate or certificates so



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surrendered  shall  have  been converted as  above  stated.   Until  so
surrendered, each outstanding certificate that, before the Effective Date, represented shares of NALC Stock shall be deemed for all corporate purposes, other than the payment of dividends, to evidence ownership of the respective shares of Stanfield stock into which they shall have been converted. Unless and until an outstanding certificate that, before the Effective Date, represented shares of NALC Stock shall be surrendered, no dividends payable to the holders of record of NALC Stock as of any date subsequent to the Effective Date shall be paid to the holder of such outstanding certificate, but upon surrender of the outstanding certificate there shall be paid to the record holder of the certificate for shares of Stanfield Stock into which those shares shall have been converted the amount of dividends that previously were payable from the Effective Date with respect to those shares of Stanfield Stock.

      (b) Specific Procedure. Prior to the Effective Date, Stanfield shall prepare certificates representing the shares of Stanfield Stock into which NALC Stock shall be converted (the "Stanfield Certificates"). Promptly after the Effective Date, Stanfield or the transfer agent shall deliver to each record holder, as of the Effective Date, of an outstanding certificate or certificates which immediately prior to the Effective Date represented NALC stock (the "NALC Certificates") a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the NALC Certificates shall pass, only upon proper delivery of the NALC Certificates to the Surviving Corporation) and instructions for use in effecting the surrender and exchange of the NALC Certificates. Upon surrender to the Surviving Corporation or its designated agent of a NALC Certificate or Certificates, together with such letter of transmittal duly executed, Stanfield or Transfer Agent shall promptly deliver to the recordholder of such NALC Certificate or Certificates, in exchange therefor, Stanfield Certificates representing an aggregate number of shares of Stanfield Stock to which such holder is entitled pursuant to Section 5 above, plus any cash payment to which such holder is entitled pursuant to Section 5(b) above and such NALC Certificate or Certificates shall forthwith be cancelled. If Stanfield Certificates are to be issued to a person or entity other than the person or entity in whose name the NALC Certificate or Certificates surrendered is registered, it shall be a condition of delivery of Stanfield Certificates and cash payments for fractional shares in such other person's or entity's name that (i) the NALC Certificate or Certificates so surrendered shall be properly endorsed or accompanied by a properly executed stock power or powers for transfer and (ii) such other person or entity shall pay any transfer or other taxes required by reason of the issuance to a person other than the registered holder of the NALC Certificate or Certificates surrendered or shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable.

      (c) No Transfers After Effective Date. At and after the Effective Date, there shall be no transfers of NALC Stock which were outstanding immediately prior to the Effective Date on the stock transfer books of NALC. If, after the Effective Date, NALC Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Stanfield Certificates as provided in this
Article II. At the close of business On the Effective Date, the stock transfer books of NALC shall be closed.

      (d) Stock Options and Related Matters. Except as NALC and any holder of an option to purchase NALC Stock may otherwise agree with the consent in writing of Stanfield, each holder of such an option that was granted by NALC prior to the date hereof will continue to be entitled


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at  and immediately after the Effective Date to acquire Stanfield stock in accordance with the terms and conditions of such holder's option, subject to the conversion ratios set forth in Section 5(a).


      7.  Shareholders' Rights.  All  shares of Stanfield Stock for and
          --------------------
into which shares of NALC Stock shall have been converted and exchanged pursuant to this Agreement shall be fully paid and nonassessable and shall be deemed to have been issued in full satisfaction of all rights pertaining to the converted and exchanged shares. Unless the Merger is abandoned, the holders of NALC Certificates shall cease on the Effective Date to be shareholders of NALC and shall have no rights with respect to NALC Stock except the rights to receive the consideration set forth in Section 5 above.

      8.  Compliance with Laws.  NALC, Subsidiary  and Stanfield  shall
          --------------------
each  take  all  appropriate  corporate  action  to  comply  with   the
applicable laws of the State of Florida and the United States in connection with the contemplated Merger.

      9.  Transfer  Books.  At  the close of business on the  Effective
          ---------------
Date, the transfer books of NALC shall be closed and no transfer of shares of NALC Stock shall be made or consummated thereafter.

      10. Further  Assurances.   Prior  to  and  from   and  after  the
          -------------------
Effective Date, the constituent corporations and Stanfield shall take all actions necessary or appropriate in order to effectuate the merger. In case at any time after the Effective Date the Surviving Corporation or Stanfield shall determine that any further conveyance, assignment or other document or any further action is necessary and desirable to vest in the Surviving Corporation full title to all properties, assets, rights, privileges and franchises of NALC, the officers and directors of the constituent corporations shall execute and deliver all instruments and take all action the Surviving Corporation or Stanfield may reasonably determine to be necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of all those properties, assets, privileges and franchises, and otherwise to carry out the purposes of this Agreement.

                           ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF NALC

     1. NALC's Representations and Warranties.   Except as set forth in
        -------------------------------------
the NALC Merger Disclosure Statement previously furnished to Stanfield and Subsidiary by NALC (the "NALC Disclosure Statement"), NALC represents and warrants to and agrees with Subsidiary and Stanfield as follows:

           (a)  Corporate Organization and Good Standing.   NALC  is  a
                ----------------------------------------
corporation duly organized, and validly existing under the laws of the State of Florida, and has full corporate power and authority to carry out its business as it is now being conducted and to own and lease property, and is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character and location of the properties owned or leased by it or the nature of business transacted by it makes those qualifications or authorizations


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necessary,  except  for jurisdictions in which the  failure  to  be  so
qualified  or  authorized  or  to  be  in  good  standing  would   not,
individually or in the aggregate, have a material adverse effect on the business or financial condition of NALC. NALC is not presently being challenged as to its right to do business as presently conducted in any jurisdiction. The copies of the articles of incorporation, as amended to date, and the Bylaws, as amended to date, of NALC previously delivered to Subsidiary and Stanfield are true, correct and complete
copies  as  now  in  full  force and effect.   No  provision  of  those
instruments prohibits, limits or otherwise affects the right, power and authority of NALC to enter into this Agreement or to cause consummation of the merger.

           (b)  Capitalization.  The authorized capitalization of  NALC
                --------------
consists of 100,000,000 shares of common stock, no par value per share, of which 10,000,000 shares are presently issued and outstanding, all of which are validly issued, fully paid and nonassessable. Except as set forth on the NALC Disclosure Statement, there are no existing options, warrants, convertible securities or similar rights granted by NALC, or any commitments or agreements of a similar nature to which NALC is a party, relating to the authorized or issued stock of NALC.
           (c) Subsidiaries. NALC presently has no subsidiaries. NALC also does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any interest in any partnership, joint venture or other non-corporate business entity or
(b) control, directly or indirectly, any other entity.

           (d)  Authorization.  The execution, delivery and performance
                -------------
of this Agreement has been duly and effectively adopted and authorized by the Board of Directors of NALC and will be submitted to the shareholders of NALC for approval.

           (e)  Financial Statements.  NALC will deliver to  Subsidiary
                --------------------
and Stanfield the balance sheets of NALC from inception, and the statement of operations and cash flows of NALC from inception with related notes and schedules, and will assist Stanfield in combining its financial information with that of Stanfield for reporting purposes. These financial statements, including the related notes and schedules, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis, the financial position of NALC as of the date of the balance sheets and the results of the operations of NALC for the periods covered by the statements of operations.

           (f)  Information Provided by NALC.  The information provided
                ----------------------------
and to be provided by NALC in reports filed with the Securities and Exchange Commission (the "SEC") under Section 13 or 15(d) of the
Securities Exchange Act of 1934, as amended (the "Act"), and to Stanfield and Subsidiary for use in any application made by Stanfield or Subsidiary to the Internal Revenue Service or to any other governmental or regulatory body in connection with the merger, did not as of the date of such reports and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (g)  No Violation.  NALC  is not, and by the  execution  and
                ------------
performance of this Agreement, will not be, in breach of any term or provision of or in default under, and no event has occurred that with the lapse of time or action by a third party could result in a default


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under,  any  outstanding indenture, mortgage, contract or agreement  to which NALC is a party or to which NALC may be subject, or under any provision of its articles of organization or Bylaws, except for possible defaults that individually or in the aggregate would not have any materially adverse effect on the business of NALC. The execution and performance of this Agreement by NALC will not violate any order, injunction, decree, statute, rule or regulation applicable to NALC or any of its properties or assets.

           (h)  Title.  NALC owns good and merchantable title free  and
                -----
clear   of  any  liens,  claims,  encumbrances,  options,  charges   or
assessments to all of its properties and other assets used in connection with its business, including, but not limited to, those reflected in the balance sheet of NALC since inception.

           (i)  Litigation, Actions, and Proceedings.  As of  the  date
                ------------------------------------
hereof there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance), pending or threatened against NALC, or any of the properties or assets of NALC, or to which NALC is a party or a target, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against NALC or to which NALC is a party or a target, and there are no facts or circumstances known to NALC which would constitute a valid basis for any such action, suit, claim or legal, administrative or arbitration proceeding or investigation which in any such case, if there were an adverse outcome, would have a material adverse effect on the NALC taken as a whole. NALC is not in default with respect to, nor in violation of, any regulation, order or decree of any court or of any governmental agency or instrumentality.

           (j)  Capital Stock:  Options, Dividends, Etc.  Since  August
                ----------------------------------------
31, 2003, NALC has not: (1) issued or agreed to issue any options to purchase or rights to subscribe to, or securities convertible into, any additional shares of NALC stock; (2) entered into any transaction outside the ordinary course of business, or suffered any material adverse change in its financial position, assets, liabilities or business; (3) declared or paid any dividends or authorized or made any distribution upon or with respect to its capital stock or purchased or agreed to purchase any shares of its capital stock; (4) made any loans or advances or payments of any kind to any person, except (a) payments made in the ordinary course of business, (b) payments of amounts due on indebtedness incurred in the ordinary course of business or in respect of indebtedness reflected in the consolidated balance sheet of NALC and subsidiaries; (5) mortgaged or pledged any of its assets or properties or incurred any indebtedness, for money borrowed or otherwise, or other liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business; (6) sold, exchanged or otherwise disposed of any of its capital assets, except in the ordinary course of business; or (7) increased the salaries of its officers, directors or employees (making over $60,000.00 per annum) or paid or incurred any obligation to pay any bonus or other compensation, directly or indirectly, to its officers, directors or employees, other than salaries, wages and commissions at the rates being paid on August 31, 2003.

           (k)  Brokers.  All  negotiations relative to  this Agreement
                -------
and the transactions contemplated by it have been carried on by NALC directly with Subsidiary and Stanfield without the intervention of any person in a manner that gives rise to any valid claim against any of the parties to this Agreement for a brokerage or similar commission.


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

           (l)  Permits.   NALC and  its subsidiaries  own or have  the
                -------
right to use in accordance with the terms thereof all franchises, licenses, permits, consents, approvals and authorizations of or from any public or governmental agency, patents, trademark registrations, service mark registrations, trade names and copyright registrations, used in or otherwise necessary for the conduct of their businesses, without any known conflict with the rights of others and subject to no claim, and in each case valid and in full force and effect, except for those the absence or unavailability of which do not or could in the future reasonably be expected not to have a material adverse effect on the business of NALC.

           (m)  Certain Practices.   Neither  NALC  nor   any  of  it's
                -----------------
respective officers or employees have, during the last three years, in connection with the conduct of its business, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the business of NALC (or assist in connection with any actual or proposed transaction) which (i) could subject NALC to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or (ii) if not continued in the future, could have a material adverse effect on the business conducted in any state by NALC.

           (n)  Compliance With Laws. In all material respects, NALC is
                --------------------
in compliance with and is not in violation of, and all of its assets are owned, leased and utilized in compliance with and not in violation of, all laws, ordinances, requirements, rules regulations, decrees or orders applicable to its business, except for any failure or failures to comply, or violation or violations which, individually or in the aggregate, is or are not having, or could in the future reasonably be expected not to have, a material adverse effect on the assets, liabilities, operations, business or prospects of the NALC. NALC is not subject to any judgment, order, writ, injunction or decree which, individually or in the aggregate, materially and adversely affects or could in the future reasonably be expected to materially and adversely affect the assets, liabilities, operations, business or prospects of NALC.

           (o)  Assumptions, Guaranties,  Etc. of Indebtedness of Other
                -------------------------------------------------------
Persons.      NALC has not assumed, guaranteed, endorsed  or  otherwise
-------
become  directly  or  contingently liable on any  indebtedness  of  any person other than a subsidiary (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

           (p)  Approvals.   No registration or filing with, or consent
                ---------
or approval of or other action by, any federal, state or other governmental agency or instrumentality or other third party is or will be necessary for the valid execution, delivery or performance by NALC of this Agreement other than pursuant to the Securities Act, the Exchange Act, the Florida Business Corporation Act, and state securities laws.

           (q)  Employee Benefits. NALC has no  "employee benefit plan"
                -----------------
(as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any present or former employee of NALC and each other plan or arrangement providing for severance benefits, deferred compensation, fringe benefits, insurance benefits or any similar type of benefit or compensation covering any present or former NALC employee (an "Employee Plan"), whether or not such Employee Plan has been terminated. NALC has provided Stanfield with complete and correct copies of the documents comprising each Employee Plan and (where applicable) the summary plan description for each Employee Plan. Except as set forth on the NALC Disclosure Statement, each Employee Plan which is subject to ERISA conforms to, and its operation and administration are in all material respects in compliance with, all applicable requirements of ERISA. Each Employee Plan which is maintained outside of the United States and is a tax exempt approved plan has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to tax exempt approved plans. There has been no prohibited transaction under Section 406 of ERISA or
Section 4975 of the Internal Revenue Code with respect to any Employee Plan. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan.

           (r)   Full  Disclosure.    This Agreement and all documents,
                 ----------------
schedules and certificates required to be delivered by NALC to Stanfield pursuant to this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein, in light of the circumstances in which made, not misleading.


                           ARTICLE III

           REPRESENTATIONS OF STANFIELD AND SUBSIDIARY


      1.  Representations and Warranties of Subsidiary.  Subsidiary and
          --------------------------------------------
Stanfield represent and warrant to and agree with NALC as follows:

          (a) Corporate Organization, Good Standing and Capitalization. Subsidiary is a corporation duly organized, existing and in good standing under the laws of the State of Florida, with authorized capital stock of 100,000 shares of common stock, no par value per share, all of which are issued, outstanding and owned on the date hereof by Stanfield. The copies of the Articles of Incorporation, as amended to date, and the Bylaws, as amended to date, of Subsidiary previously delivered to NALC are true, correct and complete copies as now in full force and effect. No provision of those instruments nor any other instrument to which Subsidiary is subject prohibits, limits or otherwise affects the right, power and authority of Subsidiary to enter into this Agreement or to cause consummation of the merger.

          (b) Authorization.   This Agreement  and all actions required
              -------------
of Subsidiary hereunder have been approved by the Board of Directors of Subsidiary , and its sole shareholder, Stanfield. Neither the execution and delivery of this Agreement, nor performance hereunder, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles of incorporation or Bylaws of Subsidiary or any agreement or instrument to which Subsidiary is a party or by which it is bound.

          (c) Liabilities.   Subsidiary   has  no  liabilities   except
              -----------
liabilities for organizational expenses and expenses in connection with the merger contemplated by this Agreement.

          (d) Tax Matters.
              -----------

                (i) Subsidiary will continue at least one significant historic business line of NALC, or to use at least a significant portion of NALC's historic business assets in a business, in each case within the meaning of Treas. Reg. 1.368-1(d).

                (ii) Subsidiary is aware of no plan or intention on the
part of any NALC shareholders to dispose of Stanfield Stock to be received in connection with the Merger such that, following any such disposition, the aggregate fair market value of Stanfield Stock (measured as of the Effective Date) retained by former NALC shareholders would be less than 50% of the aggregate fair market value of NALC Stock immediately prior to the Merger.

                (iii) Following the merger, Subsidiary will not issue additional shares of its stock that would result in Stanfield failing to control subsidiary, within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended.

      2.   Representations  and  Warranties  of  Stanfield.   Stanfield
           -----------------------------------------------
represents and warrants to and agrees with NALC as follows:

          (a) Corporate Organization and Good Standing.  Stanfield is a
              ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has full corporate power and authority to carry out its business as it is now being conducted and to own and lease property, and is duly qualified or authorized to do business and is in good standing in each jurisdiction in which the character and location of the properties owned or leased by it or the nature of business transacted by it makes those qualifications or authorizations necessary when failure to qualify would have a material and adverse effect on the business of Stanfield. Stanfield is not presently being challenged as to its right to do business as presently conducted in any jurisdiction. The copies of the Articles of Incorporation, as amended to date, and the Bylaws, as amended to date, of Stanfield previously delivered to NALC are true, correct and complete copies as now in full force and effect. No provision of those instruments prohibits, limits or otherwise affects the right, power and authority of Stanfield to enter into this Agreement or to cause consummation of the merger.

          (b) Capitalization.    The   authorized   capitalization   of
              --------------
Stanfield consists of 150,000,000 shares of preferred stock, no par value per share, 1,530,000 of which have been issued as Series 2001A Convertible Preferred Stock, and 500,000,000 shares of common stock, no par value per share, of which 70,553 shares are presently outstanding, (which includes the contingent shares held in escrow) and all of which shares are validly issued, fully paid and nonassessable. There are no existing options, warrants, convertible securities or similar rights granted by Stanfield, except as set forth on the Stanfield Disclosure Statement or any commitments or agreements of a similar nature to which Stanfield is a party, relating to the authorized or issued stock of Stanfield.

          (c) Subsidiaries.   Stanfield has one Subsidiary.   Stanfield
              ------------
does not (a) own of record or beneficially, directly or indirectly, (i) any shares of capital stock or securities convertible into capital stock of any other corporation or (ii) any interest in any partnership, joint venture or other non-corporate business entity or (b) control, directly or indirectly, any other entity.

          (d)  Authorization.  The  execution, delivery and performance
               -------------
of this agreement by Stanfield have been duly and effectively authorized by the Board of Directors of Stanfield. This Agreement is not subject to approval of the shareholders of Stanfield under the Florida Business Corporation Act, and it will not be submitted to the shareholders for approval.

          (e) Shares to be Issued.  The shares of Stanfield Stock to be
              -------------------
issued and delivered pursuant to this Agreement have been duly authorized for issuance by the Board of Directors of Stanfield and when so issued and delivered upon conversion will be validly issued and outstanding, fully paid and nonassessable.

          (f) Financial Statements.   Stanfield  has delivered to  NALC
              --------------------
the audited balance sheet of Stanfield as of December 31, 2002, and the statements of earnings and cash flows of Stanfield for the year ended December 31, 2002, with the related notes and schedules, all as certified by Tedder, James Sorden & Associates, P.A.., independent certified public accountants. All these financial statements (including in each case the related schedules and notes) fairly present in accordance with generally accepted accounting principles applied on a consistent basis the financial condition of Stanfield as of the date of the balance sheet and the results of its operations for the period covered by the statement of income and retained earnings. Since December 31, 2002, there has been no material adverse change in the financial condition of Stanfield or any transaction outside the ordinary course of business.

          (g) No Violation.  Stanfield is not, and by the execution and
              ------------
performance of this Agreement, will not be, in breach of any term or provision of or in default under, and no event has occurred that with the lapse of time or action by a third party could result in a default under, any outstanding indenture, contract or agreement to which it is a party or to which it may be subject, or under any provision of its Articles of Incorporation or Bylaws, except for possible defaults that individually or in the aggregate would not have any materially adverse effect on the business of Stanfield. The execution and performance of this Agreement by Stanfield will not violate any order, injunction, decree, statute, rule or regulation applicable to Stanfield or any of its properties or assets.

          (h) Information  Provided  by  Stanfield.    The  information
              ------------------------------------
provided by Stanfield in reports filed with the Securities and Exchange Commission (the "SEC") under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Act"), and to NALC for use in any application made by NALC to the Internal Revenue Service or to any other governmental or regulatory body in connection with the Merger, did not as of the date of such reports and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (i) Brokers.  The negotiations relative to this Agreement and
              -------
the transactions contemplated by it have been carried on by Stanfield directly with NALC, without the intervention of any person in a manner that gives rise to any valid claim against any of the parties for a brokerage or similar commission.

          (j) Litigation, Actions, and Proceedings.   Other  than those
              ------------------------------------
listed and described in the Stanfield Form 10-K for the year ended December 31, 2003, as of the date hereof there are no actions, suits, claims or legal, administrative or arbitration proceedings or investigations (whether or not the defense thereof or liabilities in respect thereof are covered by policies of insurance), pending or threatened against Stanfield, or any of the properties or assets of Stanfield, or to which Stanfield is a party or a target, and there are no outstanding orders, writs, injunctions or decrees of any court, governmental agency or arbitration tribunal against Stanfield or to which Stanfield is a party or a target. Stanfield is not in default with respect to, nor in violation of, any regulation, order or decree of any court or of any governmental agency or instrumentality.

          (k) Capital  Stock:  Options,  Dividends,  Etc.    Except  as
              -------------------------------------------
otherwise contemplated by this Agreement, or disclosed in filings with the Securities and Exchange Commission, since December 31, 2002, Stanfield has not: (1) issued or agreed to issue any options to purchase or rights to subscribe to, or securities convertible into, any additional shares of Stanfield stock; (2) entered into any transaction outside the ordinary course of business, or suffered any material adverse change in its financial position, assets, liabilities or business; (3) declared or paid any dividends or authorized or made any distribution upon or with respect to its capital stock or purchased or agreed to purchase any shares of its capital stock; (4) made any loans or advances or payments of any kind to any person, except (a) payments made in the ordinary course of business, (b) payments of amounts due on indebtedness currently incurred in the ordinary course of business or in respect of indebtedness reflected in the balance sheet of Stanfield as of December 31, 2002; (5) mortgaged or pledged any of its assets or properties or incurred any indebtedness, for money borrowed or otherwise, or other liabilities, contingent or otherwise, or (6) sold, exchanged or otherwise disposed of any of its capital assets, except in the ordinary course of business.

          (l) Tax  Returns.   Stanfield  has filed all  United  States,
              ------------
foreign, state, county, local and other tax and duty returns and reports required to be filed and has paid all income, franchise, property, sales, employment, ad valorem and other taxes and duties required to be paid in respect of the periods covered by those returns, and has set up reasonable and adequate reserves, which are reflected in the financial statements referred to in subparagraph (f) of this paragraph for the payment of all taxes or duties required to be paid or anticipated to be required to be paid in respect of the periods subsequent to the last of those periods covered by the returns and prior to the Effective Date.

          (m) Proprietary Information of Third Parties.   To  the  best
              ----------------------------------------
of Stanfield's knowledge, no third party has claimed or has reason to claim that any person employed by or affiliated with Stanfield has (a) violated or may be violating any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party, or (c) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, and no third party has requested information from Stanfield which suggests that such a claim might be contemplated. To the best of Stanfield's knowledge, no person employed by or affiliated with Stanfield has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer and, to the best of Stanfield's knowledge, no person employed by or affiliated with Stanfield has violated any confidential relationship which such person may have had with any third party, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of Stanfield, and Stanfield has no reason to believe there will be any such employment or violation. To the best of Stanfield's knowledge, none of the execution or delivery of this Agreement, or the carrying on of the business of Stanfield as officers, employees or agents by any director, officer or key employee of Stanfield, or the conduct or proposed conduct of the business of Stanfield, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any contract, covenant or instrument under which any such person is obligated.

          (n) Permits.   Stanfield  and its  subsidiaries  own or  have
              -------
the right to use in accordance with the terms thereof all franchises, licenses, permits, consents, approvals and authorizations of or from any public or governmental agency, patents, trademark registrations, service mark registrations, trade names and copyright registrations, used in or otherwise necessary for the conduct of their businesses, without any known conflict with the rights of others and subject to no claim, and in each case valid and in full force and effect, except for those the absence or unavailability of which do not or could in the future reasonably be expected not to have a material adverse effect on the business of Stanfield.

          (o) Certain Practices.   Neither  Stanfield  nor any  of it's
              -----------------
respective officers or employees have, during the last three years, in connection with the conduct of its business, directly or indirectly, given or agreed to give any significant rebate, gift or similar benefit to any supplier, customer, governmental employee or other person who was, is or may be in a position to help or hinder the business of Stanfield (or assist in connection with any actual or proposed transaction) which (i) could subject Stanfield to any damage or penalty in any civil, criminal or governmental litigation or proceeding, or
(ii) if not continued in the future, could have a material adverse effect on the business conducted in any state by Stanfield.

          (p) Compliance  With  Laws.    In  all   material   respects,
              ----------------------
Stanfield is in compliance with and is not in violation of, and all of its assets are owned, leased and utilized in compliance with and not in violation of, all laws, ordinances, requirements, rules regulations, decrees or orders applicable to its business, except for any failure or failures to comply, or violation or violations which, individually or in the aggregate, is or are not having, or could in the future reasonably be expected not to have, a material adverse effect on the assets, liabilities, operations, business or prospects of the
Stanfield.   Stanfield  is not subject to any  judgment,  order,  writ, injunction or decree which, individually or in the aggregate, materially and adversely affects or could in the future reasonably be expected to materially and adversely affect the assets, liabilities, operations, business or prospects of Stanfield.

          (q) Outstanding  Commitments.     The   Stanfield  Disclosure
              ------------------------
Statement sets forth each existing material contract, agreement, instrument, franchise, mortgage, indenture, and other commitment, whether written or oral, to which Stanfield is a party or by which any of its assets may be subject and which in each case is material to Stanfield and required to be included as a "material contract" (pursuant to Regulation S-K, item 601) in Stanfield's Form 10-K.

Stanfield has satisfied in all material respects its liabilities and obligations which have become due and payable thereunder, and are not in material default under any of them. To the best knowledge of Stanfield no other party to any such contract, agreement, instrument, franchise, mortgage, indenture, or commitment is in material default thereunder, and no event has occurred or circumstance exists which with the giving of notice or the passage of time or otherwise would constitute such a material default by Stanfield or any other party thereto.

          (r) Approvals.   No  registration or  filing with, or consent
              ---------
or approval of or other action by, any federal, state or other governmental agency or instrumentality or other third party is or will be necessary for the valid execution, delivery or performance by Stanfield of this Agreement other than pursuant to the Securities Act, the Exchange Act, the Florida Business Corporation Act, and state securities laws.

          (s) Employee Benefits.   Stanfield  has no "employee  benefit
              -----------------
plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) covering any present or former employee of Stanfield and each other plan or arrangement providing for severance benefits, deferred compensation, fringe benefits, insurance benefits or any similar type of benefit or compensation covering any present or former Stanfield employee (an "Employee Plan"), whether or not such Employee Plan has been terminated. Stanfield has provided NALC with complete and correct copies of the documents comprising each Employee Plan and (where applicable) the summary plan description for each Employee Plan. Each Employee Plan which is subject to ERISA conforms to, and its operation and administration are in all material respects in compliance with, all applicable requirements of ERISA. Each Employee Plan which is maintained outside of the United States and is a tax exempt approved plan has been operated in all material respects in conformance with the applicable statutes or governmental regulations and rulings relating to tax exempt approved plans. There has been no prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code with respect to any Employee Plan. There are no actions, suits or claims pending (other than routine claims for benefits) or threatened against any Employee Plan or against the assets of any Employee Plan.

          (t) Full  Disclosure.   This  Agreement  and  all  documents,
              ----------------
schedules and certificates required to be delivered by Stanfield to NALC pursuant to this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained herein and therein, in light of the circumstances in which made, not misleading.

          (u) Tax Matters.
              -----------

                (i) Subsidiary will continue at least one significant historic business line of NALC, or to use at least a significant portion of NALC's historic business assets in a business, in each case within the meaning of Treas. Reg. 1.368-1(d).

                (ii) Stanfield is aware of no plan or intention on  the
part of any NALC shareholders to dispose of Stanfield Stock to be received in connection with the Merger such that, following any such disposition, the aggregate fair market value of Stanfield Stock (measured as of the Effective Date) retained by former NALC shareholders would be less than 50% of the aggregate fair market value of NALC Stock immediately prior to the Merger.

               (iii) None of Stanfield or any Stanfield Subsidiary is potentially liable to any other party for any deficiency in tax of any other affiliated group of corporations by reason of Treas. Reg. 1.1502-6.

                (iv) Stanfield has no plan or intention to reacquire any of the Stanfield Stock issued in connection with the Merger.

                (v) Stanfield has no plan or intention to liquidate Subsidiary, to merge Subsidiary with and into another corporation, to sell or otherwise dispose of the stock of Subsidiary, or to cause Subsidiary to sell or otherwise dispose of any of the assets of NALC to be acquired in the Merger, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code.


                           ARTICLE IV

           COVENANTS OF STANFIELD, SUBSIDIARY AND NALC

     1.   No Change in Conduct of Business.  Except as contemplated by
          --------------------------------
this Agreement or as consented to in writing by the parties to this agreement, during the period from the date of this Agreement to the Effective Date, Stanfield and its Subsidiary and NALC shall conduct their respective operations and affairs according to their ordinary and usual courses of business consistent with past practices. The businesses of NALC shall be conducted only in the normal, usual and ordinary course (including the maintenance of all its existing policies of insurance in full force and effect); and NALC will use its best efforts to preserve those business organizations intact and to keep available to the Surviving Corporation the services of NALC's present officers and NALC employees and to preserve for the Surviving Corporation the goodwill of NALC's suppliers, customers and others having business relations with NALC. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement or as consented to in writing by the parties to this agreement, prior to the Effective Date, neither Stanfield and Subsidiary nor NALC shall, (i) issue, sell or pledge, or authorize or propose the issuance, sale or pledge of (A) additional shares of capital stock of any class or securities convertible into any such shares (other than Stanfield Stock or NALC Stock issuable upon the exercise of currently outstanding options which by their terms are exercisable), or (B) any rights, warrants or options to acquire any such shares or other convertible securities, or grant or accelerate any right to convert or exchange any securities for shares of capital stock; (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding securities; (iii) declare, set aside, make or pay any dividend or distribution (whether in cash, stock or property) on or in respect of any shares of capital stock; (iv) except for sales and purchases of inventory in the ordinary course of business, make any acquisition of assets or securities, any disposition of assets or securities or any change in capitalization; (v) enter into any contract or release or relinquish any contract or other rights in excess of $25,000 in amount; (vi) except for any refinancing of existing indebtedness, incur any long-term debt for borrowed money or any short-term debt for borrowed money other than in the ordinary course of business consistent with past practice in excess of $25,000 in amount; (vii) propose or adopt any Charter or By-Laws amendments; (viii) other than as contemplated or permitted by this Agreement, enter into any new employment agreements with any directors, officers or employees or grant any increases in the compensation or benefits to, or agree to pay any bonus, severance or termination payment or other special compensation to, directors, officers and employees other than scheduled merit increases in the ordinary course of business consistent with past practice; (ix) make any loan or advance to any of its directors, officers, employees, consultants, or agents or to any member of their families or any other loan or advance otherwise than in the ordinary course of business consistent with past practices; (x) make or incur any charitable contributions or any nonbusiness expense except in accordance with past practice and not exceeding $2,500; or
(xi) agree in writing or orally to take any of the foregoing actions or any other action which would make any representation or warranty in this Agreement untrue on the date hereof or on the Effective Date.

      2.  No  Solicitation or Discussion.  Except for the transactions
          ------------------------------
contemplated by this Agreement NALC shall not, and NALC shall use its best efforts to cause its directors, officers, employees, representatives, agents and affiliates not to, directly or indirectly, encourage solicit, initiate or participate in any way in discussions or negotiations with, or knowingly provide any information to, any person (other than the parties to this Agreement or any affiliate thereof) concerning any merger, purchase or sale of asset, purchase or sale of securities, exchange offer, consolidation, combination or similar transaction involving NALC. Notwithstanding the foregoing, NALC may furnish information concerning its business, properties or assets to a corporation, partnership, person or other entity or group and may negotiate with such entity or group (i) if counsel to NALC advises its Board of Directors that, in the exercise of its fiduciary responsibilities, such information is required to be provided to such other party or (ii) if NALC reasonably believes that such party or entity may be prepared to make a bona fide proposal to acquire NALC for consideration which is greater than the consideration specified in
Article I. NALC shall promptly communicate to Stanfield the terms of any proposal or inquiry which it may receive, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it in respect of any such transaction.

     3.  Access to Information.
         ---------------------

      (a) Between the date of the Agreement and the Effective Date, each party shall (i) give to the other and its authorized representatives access during regular business hours upon reasonable notice to such party's plants, offices, warehouses and other facilities and to all of its books and records, (ii) permit the other and its authorized representatives to make such inspections as it may require, (iii) cause its officers and those of its subsidiaries to furnish the other and its authorized representatives with such financial and operating data and other information with respect to its business and properties and that of its subsidiaries as such party any from time to time request, (iv) furnish such party promptly with a copy of each report, schedule and other documents filed or received by it pursuant to federal or state securities law, if any, and (v) notify the other promptly in writing of the occurrence of any event or the existence of any circumstance which would have made any of its representations and warranties set forth herein untrue. No information provided pursuant to this Article IV, Section 3 or otherwise, nor any investigation by any party, shall affect or be deemed to modify any representation or covenant herein contained.

      (b) Stanfield and NALC agree that, in the event that the transactions contemplated hereby shall not be consummated, each will treat in confidence all documents, materials and other information which either shall have obtained during the course of the negotiations leading to this Agreement, the investigation of the other party hereto and the preparation of this Agreement and other documents relating to this Agreement, and shall return to the other party all copies of non-public documents and materials which have been furnished in connection therewith.

     4.  Reasonable Best Efforts.  Subject to the terms and conditions
         -----------------------
hereof, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Date any further action is necessary or useful to carry out the purpose of this Agreement, the parties shall use their reasonable best efforts to cause their respective proper officers, employees and representatives to take all such necessary action.

     5.  Shareholders Meetings.   NALC shall, as  soon as practicable,
         ---------------------
take  all  action  necessary in accordance with the  Florida  Business
Corporation Act, its Articles of Incorporation and By-Laws and the resolution of its Board of Directors with respect to obtaining approval of the Merger by holders of a majority of the NALC Stock entitled to vote in person or by proxy at a meeting to be convened on the earliest practicable date for the purposes of considering and voting on the Merger. The Board of Directors of NALC shall recommend that NALC's shareholders vote to approve the Merger, and this Agreement, shall use its best efforts to solicit from shareholders of NALC proxies in favor of the Merger and shall take all other action in its judgment reasonably necessary and appropriate to secure the vote of shareholders required to effect the Merger.

     6.  Notification of Certain Matters. NALC and Stanfield will each
         -------------------------------
give prompt notice to the other after it has knowledge of (i) the occurrence, or failure to occur, of any event which occurrence or failure would or would be likely to cause any of their respective representations or warranties contained in this Agreement to be untrue or incorrect in any material respect at any time from the date hereof to the Effective Date and (ii) any failure on the part of NALC or Stanfield, as the case may be, or on the part of any of the officers, directors, employees, representatives or agents of such parties and their respective subsidiaries to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by them under this Agreement; provided, however, that no such notification will alter or otherwise affect such representations, warranties, covenants, conditions or agreements of the parties.

     7.  Public Announcements.   Stanfield  and  NALC  shall,  to  the
         --------------------
fullest extent practicable, consult with one another before issuing any press release or otherwise making any public statement with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law after consultation with counsel.

     8.  Performance by Subsidiary.  Stanfield  hereby agrees to cause
         -------------------------
Subsidiary to comply with its obligations hereunder and to cause Subsidiary to consummate the Merger as contemplated herein.


                            ARTICLE V

       CONDITIONS  TO OBLIGATION TO CONSUMMATE THE MERGER

     1.  Conditions to Obligations of NALC.  All  obligations  of  NALC
         ---------------------------------
under this Agreement are subject to the fulfillment, prior to the Effective Date, of each of the following conditions (any one or more of which, in the absolute discretion of NALC, may be waived in writing by
NALC):

           (a) Representations and Warranties.   NALC  shall  not  have
               ------------------------------
discovered any material error, misstatement or omission in the representations and warranties made by Subsidiary or Stanfield in
Article III, of this Agreement or any material adverse change in the business, operations or properties of Stanfield after the date of this Agreement. The representations, warranties and agreements of Stanfield and Subsidiary contained in this Agreement shall be deemed to have been made again at and as of the Effective Date (but the representations, warranties and agreements may reflect the consummation of any transactions consented to or approved in writing by NALC) and shall then be true in all material respects; Stanfield and Subsidiary shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Date; and NALC shall have been furnished with a certificate of the president or vice president of Stanfield and Subsidiary, dated the Effective Date, certifying in such detail as NALC may request to the fulfillment of the foregoing conditions.

           (b) Stanfield Obligations.  NALC shall  have received copies
               ---------------------
of  resolutions  and  corporate approval of the  following  actions  by
Stanfield: i) cancellation of 775,000 shares of Series 2001A Preferred Stock acquired by Bradley Wilson from Stanfield's founder, John W. Bylsma; (ii) approval of a 125 for 1 forward split of the outstanding Series 2001A Preferred Stock, not to include the 775,000 cancelled shares referred to above; (iii) approval of the issuance of 75 shares of Common Stock for each share of outstanding Series 2001A Preferred Stock; (iv) approval of name change of Stanfield to "North American Liability Group, Inc." within thirty days of the Effective Date.

           (c) Corporate Authorization. NALC shall have received copies
               -----------------------
of the resolutions adopted by the directors and shareholders of Stanfield and Subsidiary, certified to be true and correct by the secretaries of the respective corporations.

           (d) Approval of NALC shareholders.  The shareholders of NALC
               -----------------------------
shall   have   duly  approved  this  Agreement  and  the   transactions
contemplated hereby by requisite vote.

           (e) Consents.   All consents, permits and approvals  of,  or
               --------
filings with, any government body or agency, or of any third party under any agreement, contract or document, necessary or appropriate for the consummation of the Merger shall have been obtained or made.

           (f) Regulatory Action.  There  shall not be entered  by  any
               -----------------
court or governmental, regulatory or administrative agency or instrumentality any order, injunction or decree that prohibits, restricts or delays consummation of the Merger.

      2.   Conditions to Obligations of Stanfield and Subsidiary.   All
           -----------------------------------------------------
obligations of Stanfield and Subsidiary under this Agreement are subject to the fulfillment, prior to the Effective Date, of each of the following conditions (any one or more of which, in the absolute discretion of Stanfield, may be waived in writing by Stanfield):

          (a) Representations and Warranties.  Stanfield shall not have
              ------------------------------
discovered  any  material  error,  misstatement  or  omission  in   the
representations and warranties made by NALC in Article II of this Agreement or any material adverse change in the business, operations or properties of NALC after the date of this Agreement. The representations, warranties and agreements of NALC contained in this Agreement shall be deemed to have been made again at and as of the Effective Date (but the representations, warranties and agreements may reflect the consummation of any transactions consented to or approved in writing by Stanfield) and shall then be true in all respects; NALC shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Effective Date; and Stanfield shall have been furnished with a certificate of the president of NALC, dated the Effective Date, certifying in such detail as Stanfield may request to the fulfillment of the foregoing conditions.

           (b) Corporate Authorization.   The execution,  delivery  and
               ------------------------
performance of this Agreement and the Merger shall have been duly and effectively adopted and approved by the shareholders of NALC in accordance with the Florida Business Corporation Act, Stanfield shall have received copies of the resolutions adopted by the directors and shareholders, certified to be true and correct by the secretary of NALC.

           (c) Absence of Litigation.   At the Effective Date no  suit,
               ---------------------
action or other proceeding shall be pending or threatened before any court or other governmental agency in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the contemplated transactions.




                           ARTICLE VI

                           TERMINATION

      1.  Termination.   Anything  in this Agreement  to  the  contrary
          -----------
notwithstanding, this Agreement may be terminated and abandoned at any time prior to the Effective Date:

           (a) By mutual consent of the Board of Directors of NALC and Stanfield; or

           (b)  By the Board of Directors of NALC or Stanfield  if  the

Merger shall not have become effective before October 15, 2003.


                           ARTICLE VII

                          MISCELLANEOUS

      1.  Nonsurvival   of  Representations  and  Warranties.       The
          --------------------------------------------------
representations and warranties set out in this Agreement shall not survive the Effective Date, and neither party hereto shall have any claim thereafter against the other party with respect thereto.

      2.  Effect  of Termination.  In the event of the termination  of
          ----------------------
this Agreement pursuant to Article VI, this Agreement shall forthwith become void and of no further effect, without any liability on the part of any party or its directors, officers, shareholders or representatives (except for the provisions of Article IV, Section 3(b); Article VII, Section 2; Article VII, Section 3; and Article VII,
Section 6, which shall remain in effect). Nothing in this Article VII, Section 2 shall relieve any party to this Agreement of liability for breach of this Agreement.

      3.  Post Termination Agreement.  For  a period of one year  from
          --------------------------
the date of any termination of this Agreement, without the prior written consent of Stanfield, NALC will not (a) acquire, offer to acquire, or agree to acquire by purchase or otherwise, beneficial ownership of any voting securities convertible into or with appertaining rights to acquire voting securities), of Stanfield; (b) make any solicitation of proxies to vote, or seek to advise or influence any person, entity or group with respect to the voting of, any voting securities of Stanfield, or initiate or propose any stockholder proposal with respect to Stanfield described in rule 14a-8 under the Exchange Act; (c) form, join or in any way participate in, or in any manner provide any form of assistance to, a group with respect to any voting securities of Stanfield; or (d) otherwise act to seek to, assist or encourage any other person, entity or group in seeking to, control or influence the management, Board of Directors or policies of Stanfield or propose to effect any form of business combination with Stanfield or any restructuring, recapitalization or similar transaction with respect to Stanfield.

      4.  Amendment and Modification.  Subject to applicable law, this
          --------------------------
Agreement may be amended, modified or supplemented only by written agreement of NALC, Stanfield and Subsidiary at any time prior to the Effective Date with respect to any of the terms contained herein except that after the approval by shareholders of NALC contemplated herein, the amount r form of consideration to be received by the holders of NALC Stock in the Merger may not be decreased or altered without the approval of such holders.

      5.  Extension; Waiver.  At any time prior to the Effective Date,
          -----------------
Stanfield and Subsidiary, on the one hand, and NALC, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties contained herein by the other or in any document, certificate or writing delivered pursuant hereto by or on behalf of the other or (iii) waive conpliance with any of the agreements or conditions of the other contained herein, if permitted by applicable law. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by its duly authorized representative.

      6.  Expenses.   Except  as otherwise expressly  provided  herein,
          --------
NALC, Stanfield and Subsidiary shall separately pay all expenses incurred by them in connection with the transactions contemplated by this Agreement. In the event that the Merger is not consummated, NALC and Stanfield shall share equally the reasonable third party costs of printing the Registration Statement.

      7.  Entire  Agreement.    This  Agreement  embodies  the   entire
          -----------------
agreement between the parties. There have been and are no agreements, covenants, representations or warranties between the parties other than those expressly stated or expressly provided for in this Agreement.

      8.  Agreement  Binding.  This Agreement is made pursuant  to  and
          ------------------
shall be construed under the laws of the State of Florida. It shall inure to the benefit of and be binding upon NALC, Stanfield and Subsidiary, and their respective successors and assigns.

      9.  Counterparts.  This Agreement  may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


      IN WITNESS WHEREOF, NALC, a Florida corporation, Stanfield, a Florida corporation, and NALC Acquisition, Inc., a Florida corporation, acting through their duly authorized officers, all parties to this Agreement, this 22nd day of September, 2003 have signed this Plan and Agreement of Merger.

STANFIELD EDUCATIONAL ALTERNATIVES, INC.

BY: /s/Bradley Wilson
   -------------------------------------
   Bradley Wilson, President


NALC ACQUISITION, INC


BY: /s/Bradley Wilson
   -------------------------------------
   Bradley Wilson, President


NOR-AMERICAN LIABILITY CORPORATION


BY: /s/Bradley Wilson
   -------------------------------------
   Bradley Wilson, President